Exhibit 99.3

BUCKHORN RESOURCES, LLC.

(A Development Stage Company)

Balance Sheets

ASSETS

	March 31,	December 31,
	2008	2007
	(Unaudited)
CURRENT ASSETS

Cash and cash equivalents	$314	$329

Total Current Assets	314	329

FIXED ASSETS

Mineral properties	1,028,173	1,028,173

Total Fixed Assets	1,028,173	1,028,173

TOTAL ASSETS	$1,028,487	$1,028,502

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$62,254	$55,735

Total Current Liabilities	62,254	55,735

MEMBERS' EQUITY

Members equity	1,128,592	1,128,592
Accumulated deficit	(162,359)	(155,825)

Total Members' Equity	966,233	972,767

TOTAL LIABILITIES AND MEMBERS' EQUITY	$1,028,487	$1,028,502

The accompanying notes are an integral part of these financial statements.

BUCKHORN RESOURCES, LLC.

(A Development Stage Company)

Statements of Operations

(unaudited)

			From Inception
	For the Three	For the Three	on October 10,
	Months Ended	Months Ended	2004 Through
	March 31,	March 31,	March 31,
	2008	2007	2008

REVENUES	$-	$-	$-

OPERATING EXPENSES

General and administrative expenses	15	15	12,131
Professional fees	6,519	24,878	150,228

Total Operating Expenses	6,534	24,893	162,359

LOSS FROM OPERATIONS	(6,534)	(24,893)	(162,359)

OTHER EXPENSES

Interest expense	-	-	-

LOSS BEFORE INCOME TAXES	(6,534)	(24,893)	(162,359)

Income tax expense	-	-	-

NET LOSS	$(6,534)	$(24,893)	$(162,359)

The accompanying notes are an integral part of these financial statements.

BUCKHORN RESOURCES, LLC.

(A Development Stage Company)

Statements of Members' Equity

			Total
	Members'	Accumulated	Members'
	Equity	Deficit	Equity

Balance, October 10, 2004	$-	$-	$-

Contributed capital	870,736	-	870,736

Net loss from inception
through December 31, 2004	-	-	-

Balance, December 31, 2004	870,736	-	870,736

Contributed capital	196,958	-	196,958

Net loss for the year
ended December 31, 2005	-	(50,455)	(50,455)

Balance, December 31, 2005	1,067,694	(50,455)	1,017,239

Contributed capital	26,310	-	26,310

Net loss for the year
ended December 31, 2006	-	(61,261)	(61,261)

Balance, December 31, 2006	1,094,004	(111,716)	982,288

Contributed capital	34,588	-	34,588

Net loss for the year
ended December 31, 2007	-	(44,109)	(44,109)

Balance, December 31, 2007	1,128,592	(155,825)	972,767

Net loss for the three months ended
March 31, 2008 (unaudited)	-	(6,534)	(6,534)

Balance, March 31, 2008 (unaudited)	$1,128,592	$(162,359)	$966,233

The accompanying notes are an integral part of these financial statements.

BUCKHORN RESOURCES, LLC.

(A Development Stage Company)

Statements of Cash Flows

(unaudited)

			From Inception
	For the Three	For the Three	on October 10,
	Months Ended	Months Ended	2004 Through
	March 31,	March 31,	March 31,
	2008	2007	2008

OPERATING ACTIVITIES

Net loss	$(6,534)	$(24,893)	$(162,359)
Adjustments to Reconcile Net Loss to Net
Cash Used by Operating Activities:
Depreciation expense	-	-	-
Changes in operating assets and liabilities:
Changes in accounts payable and
accrued expenses	6,519	-	62,254

Net Cash Used by Operating Activities	(15)	(24,893)	(100,105)

INVESTING ACTIVITIES

Purchase of mineral properties	-	-	(1,028,173)

Net Cash Used by Operating Activities	-	-	(1,028,173)

FINANCING ACTIVITIES

Proceeds from members' equity contributions	-	28,085	1,128,592

Net Cash Provided by Financing Activities	-	28,085	1,128,592

NET DECREASE IN CASH	(15)	3,192	314

CASH AT BEGINNING OF PERIOD	329	257	-

CASH AT END OF PERIOD	$314	$3,449	$314

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

BUCKHORN RESOURCES, LLC.

(A Development Stage Company)

Notes to Consolidated Financial Statements

March 31, 2008 and December 31, 2007

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2008, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction  with the financial statements and notes thereto included in the Company's December 31, 2007 audited financial statements.  The results of operations for the periods ended March 31, 2008 and 2007 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.